EXHIBIT 5

             Opinion of Shumaker Williams, P.C.

                   SHUMAKER WILLIAMS, P.C.
                   3425 Simpson Ferry Road
                 Camp Hill, Pennsylvania 17011
                       (717) 763-1121



                                   July 10, 1996


Mr. Frank W. Neubauer
President and CEO
MONOCACY BANCSHARES, INC.
222 East Baltimore Street
Taneytown, MD  21787

        Re:    Monocacy Bancshares, Inc. (the "Corporation")
               Registration Statement Form S-8
               Our File No. 897-94

Dear Mr. Neubauer:

     In connection with the above-referenced registration statement on Form S-8 pertaining to the Taneytown Bank & Trust Company Retirement Savings Plan (the "Retirement Savings Plan"), we have acted as Special Corporate Counsel to the Corporation and have examined all documents, transactions and questions of law which we deem necessary and appropriate for purposes of rendering the following opinion.

     Based on our examination, it is our opinion that when the registration statement on Form S-8 is filed and becomes effective under the Securities Act of 1933, those shares of $5.00 par value of common stock of the corporation issued or distributed thereunder and paid for in accordance with the terms of the Retirement Savings Plan, will be duly authorized, validly issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the registration statement on Form S-8.

                              SHUMAKER WILLIAMS, P.C.


                         By:  /s/ J. Steven Lovejoy
                              -------------------------
                              J. Steven Lovejoy

JSL/tb:61126